Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported	2018	2017	Change	Weather Adjusted Change	2018	2017	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	59,501	58,276	2.1%		162,605	155,626	4.5%

Total Retail Sales-	46,195	44,449	3.9%	1.4%	124,209	118,802	4.6%	1.1%
Residential	16,458	15,499	6.2%	1.2%	42,115	38,502	9.4%	0.8%
Commercial	15,445	14,969	3.2%	0.8%	41,105	40,007	2.7%	0.6%
Industrial	14,097	13,770	2.4%	2.4%	40,392	39,656	1.9%	1.9%
Other	195	211	(7.7)%	(7.9)%	597	637	(6.3)%	(6.5)%

Total Wholesale Sales	13,306	13,827	(3.8)%	N/A	38,396	36,824	4.3%	N/A

(In Thousands of Customers)

					Period Ended September
					2018	2017	Change
Regulated Utility Customers-
Total Utility Customers-					8,856	9,187	(3.6)%
Total Traditional Electric					4,679	4,632	1.0%
Southern Company Gas[1]					4,177	4,555	(8.3)%

Notes

(1) Includes total customers of approximately 404,000 at September 30, 2017 related to Elizabethtown Gas, Elkton Gas, and Florida City Gas, which were sold in July 2018.